EXHIBIT 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying quarterly report on Form 10-Q of Medical International Technology, Inc. for the period ending March 31, 2015, I, Karim Menassa, Principal Executive Officer and Principal Financial Officer of Medical International Technology, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such quarterly report on Form 10-Q for the period ending March 31, 2015, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such quarterly report of Form 10-Q for the period ending March 31, 2015, fairly represents in all material respects, the financial condition and results of operations of Medical International Techonology, Inc.

Medical International Technology, Inc.

Date: February 4th, 2016	By:	/s/ Karim Menassa
Karim Menassa
President, Chief Executive Officer, and Chief Financial Officer
(Duly Authorized Officer, Principal Executive Officer, and Principal Financial Officer)